UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2005

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02. Disclosure of Results of Operations and Financial Condition.

On July 27, 2005, we issued a press release in which we announced our financial results for the three and six months ended June 30, 2005.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth in the attached press release constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented below a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with generally accepted accounting principles in the United States.

These non-GAAP financial measures are discussed below.

1.               Free Cash Flow is measured as GAAP net income, plus depreciation and amortization of intangible assets, less capital expenditures, all as reported in our consolidated statements of operations and/or cash flows.  The following table reconciles Free Cash Flow to the most comparable GAAP measure, net income.

Reconciliation of GAAP Net Income to Free Cash Flow (Non-GAAP)

(In thousands)

	Q2 - 2004	Q2 - 2005	YTD- 2004	YTD - 2005
GAAP net income	$7,930	$6,592	$13,895	$14,389
Add: Depreciation	2,581	2,773	4,544	5,706
Add: Amortization of intangible assets	1,007	1,479	1,616	3,059
Less: Capital expenditures	(1,783)	(2,070)	(3,149)	(4,197)
Free Cash Flow	$9,735	$8,774	$16,906	$18,957

2.               Net Free Cash Flow is equal to net cash provided by operating activities less capital expenditures, each as reported in our consolidated statements of cash flows.  The following table reconciles Net Free Cash Flow to the most comparable GAAP measure, net cash provided by operating activities.

Reconciliation of GAAP Net Cash Provided by Operating Activities to Net Free Cash Flow (Non-GAAP)

(In thousands)

	Q2 - 2004	Q2 - 2005	YTD- 2004	YTD - 2005
GAAP net cash provided by operating activities	$12,849	$23,228	$6,614	$18,847
Less: Capital expenditures	(1,783)	(2,070)	(3,149)	(4,197)
Net Free Cash Flow	$11,066	$21,158	$3,465	$14,650

3.               EBITA – EBITA is measured as GAAP net income, plus income tax expense, amortization of intangible assets, and interest and other expense, net, all as reported in our consolidated statements of operations. The following table reconciles EBITA to the most comparable GAAP measure, net income.

Reconciliation of GAAP Net Income to EBITA (Non-GAAP)

(In thousands)

	Q2 - 2004	Q1 - 2005	Q2 - 2005
GAAP net income	$7,930	$7,797	$6,592
Add: Income tax expense	5,068	4,984	4,207
Add: Interest and other expense, net	933	1,421	2,501
Add: Amortization of intangible assets	1,007	1,580	1,479
EBITA	$14,938	$15,782	$14,779

Item 9.01(c). Exhibits.

99.1                           Press release dated July 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date: July 29, 2005	By:	/s/ David G. Durham
David G. Durham
Chief Financial Officer, Senior Vice President and Treasurer